Yichien Yeh, CPA

6535 DIETERLE CRESENT • REGO PARK, NY 11374 • TEL (646) 243-0425 • FAX (718) 897-9879

September 9, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 9, 2009 of China Wind Energy Inc. and are in agreement with the statements contained therein as they pertain to our Firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

Yichien Yeh, CPA

Yichien Yeh, CPA